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FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 10.9 - CASH INCENTIVE BONUS PROGRAM

                              FIRST COMMONWEALTH FINANCIAL CORPORATION

                                    CASH INCENTIVE BONUS PROGRAM









                                           January 1, 1998

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FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 10.9 - CASH INCENTIVE BONUS PROGRAM (Continued)

                                              ARTICLE I
                                             DEFINITIONS


1.1 "Base Year" means each calendar year immediately prior to the applicable Measurement Year. The first such Base Year shall be 1997.
1.2 "Bonus" means the cash bonus payable in a given Bonus Year from this Plan, as herein provided.
1.3 "Bonus Year" means each calendar year which, if the appropriate performance criteria are met, a bonus shall be paid to the Participants hereunder, in accordance with Article III hereof. The first Bonus Year shall be 1999.
1.4 "Committee" means the Executive Compensation Committee of the Board of Directors of the Corporation.
1.5 "Corporation" means First Commonwealth Financial Corporation, a bank holding company and Pennsylvania business corporation having its principal place of business in Indiana, Pennsylvania.
1.6 "Effective Date" means January 1, 1998.
1.7 "EPS" means the primary earnings per share for the Corporation for each relevant calendar year calculated in accordance with generally accepted accounting principals.
1.8 "Measurement Year" means each calendar year immediately prior to the applicable Bonus Year. The first such Measurement Year shall be 1998.
1.9 "Participant" means a person eligible to participate in this Plan in accordance with Article II hereof.
1.10 "Plan" means the Cash Incentive Bonus Plan as contained herein or as subsequently amended.

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FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 10.9 - CASH INCENTIVE BONUS PROGRAM (Continued)

                                             ARTICLE II
                                            PARTICIPATION


2.1 The Participants in the Plan for the relevant Bonus Year shall be the eight (8) executive officers of the Corporation and the three (3) presidents of subsidiaries and affiliates of the Corporation for whom the Committee directly reviews, and approves, base compensation, but only if any such person was employed by the Corporation, or the subsidiary or affiliate thereof, on the first and last day of the Measurement Year immediately preceding the relevant Bonus Year.

2.2 If at some time the number of persons for whom the Committee directly reviews, and approves, base compensation shall increase to more than eleven (11), the Committee shall, in its sole discretion, determine whether such additional persons (or any of them) shall be included as Participants hereunder. The Committee may make such determination on a person-by-person basis. If, due to vacancies in office or for other reasons, the number of executive officers for whom the Committee directly reviews, and approves, base compensation shall be less than eleven (11) in a given Bonus Year, the Participants for that Bonus Year in this Plan shall include only the executive officers for whom the Committee directly reviews, and approves, base compensation.

2.3 In the event that the Corporation acquires a bank or other business by merger, acquisition or similar transaction, the Committee shall determine how the senior executives of such acquired business are to be treated for the purpose of this Plan. Accordingly, the Committee may (but is not required to) waive, for such persons or any of them, the requirement that they be employed by the Corporation, or a subsidiary or affiliate thereof, on the first and last day of the Measurement Year immediately preceding the Bonus Year and may make such special rules in connection with the operation of this Plan with respect to mergers, acquisitions and similar transactions as the Committee shall determine.

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FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 10.9 - CASH INCENTIVE BONUS PROGRAM (Continued)

                                             ARTICLE III
                                       CALCULATION AND PAYMENT
                                              OF BONUS


3.1 A percentage increase in EPS for each Bonus Year shall be calculated. Such percentage shall be equal to a fraction, the numerator of which shall be the difference between the EPS in the Measurement Year immediately preceding the relevant Bonus Year and the EPS in the Base Year immediately preceding that Measurement Year, and the denominator of which shall be the EPS in the Measurement Year immediately preceding the Bonus Year, divided by one hundred (100). No Bonus shall be payable in a given Bonus Year unless the percentage increase so derived is eight percent (8%) or more. However, no Bonus shall be payable in a given Bonus Year for the four (4) most highly compensated Participants unless the percentage increase so derived is ten percent (10%) or more.

3.2 With respect to those Participants entitled to receive a Bonus for a particular Bonus Year, the amount of each Participant's Bonus shall be equal to the product of the percentage increase in EPS determined pursuant to Section 3.1 hereof and the Participant's base compensation on the first day of that Bonus Year. For example (and by way of illustration only), if the primary earnings per share for 1998 shall be $6.00 and the primary earnings per share in 1999 shall be $7.00, the "percentage increase" with respect to the bonus paid early in 2000 will be 16.67 percent. Each Participant will then receive a cash bonus paid early in 2000 equal to 16.67 percent of his base compensation on January 1, 2000.

3.3 If as a result of a merger, consolidation, re-capitalization or similar transaction a material difference is produced between the EPS in a given Measurement Year and in the Base Year immediately preceding it, the Base Year EPS shall be adjusted (or the adjusted Base Year EPS shall be applied) for the purpose of the formula contained at Section 3.1 hereof so that the Base Year EPS and the Measurement Year EPS shall be consistently determined and applied.

3.4 The Bonus calculated pursuant to Section 3.2 hereof shall be paid as early as reasonably practicable in the Bonus Year following the necessary calculations and administration relating thereto. Such Bonus shall be paid as a cash bonus at that time. Such Bonus constitutes wages for income tax purposes and shall be subject to federal, state and local tax withholding, as required by law.

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FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 10.9 - CASH INCENTIVE BONUS PROGRAM (Continued)

                                             ARTICLE IV
                                            MISCELLANEOUS


4.1 This Plan may be amended or terminated at any time by the Committee; provided, however no such amendment or termination shall reduce or eliminate a Bonus already earned or accrued for a Bonus Year, but not yet distributed.

4.2 Headings have been provided for convenience of reference only and are to be ignored in any interpretation thereof. Pronouns in the masculine gender shall include the feminine gender in all cases in which they would so apply.

4.3 The Committee may authorize the president and chief executive officer of the Corporation, or any other officer, to undertake all acts, and execute all documents, necessary or appropriate in connection with this Plan, including, but not by way of limitation, the execution of instruments of amendment and termination if so ordered by the Committee.

4.4 This Plan shall be governed by the laws of the Commonwealth of Pennsylvania, where it was duly made and executed.

IN WITNESS WHEREOF, the undersigned officer of First Commonwealth
Financial Corporation, being duly authorized, has caused this Cash Incentive Bonus Program to be duly adopted by and for the Corporation, this 30th day of March, 1998.

(SEAL)                                          FIRST COMMONWEALTH
                                                FINANCIAL CORPORATION

ATTEST
                                          By/S/JOSEPH E. O'DELL
                                            Joseph E. O'Dell
                                            President and Chief
/S/DAVID R. TOMB, JR.                       Executive Officer
David R. Tomb, Jr.
Senior Vice President,
Secretary & Treasurer